Exhibit 10.1

CREDENCE SYSTEMS CORPORATION

2005 STOCK INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT AWARD

Grantee’s Name and Address:

You (the “Grantee”) have been granted an award of Restricted Stock Units (the “Award”), subject to the terms and conditions of this Notice of Restricted Stock Unit Award (the “Notice”), the Credence Systems Corporation 2005 Stock Incentive Plan, as amended from time to time (the “Plan”) and the Restricted Stock Unit Agreement (the “Agreement”) attached hereto, as follows. Unless otherwise provided herein, the terms in this Notice shall have the same meaning as those defined in the Plan.

Award Number
Date of Award
Total Number of Restricted Stock Units Awarded (the “Units”)

Vesting Schedule:

Subject to the Grantee’s Continuous Service and other limitations set forth in this Notice, the Agreement and the Plan, the Units will “vest” in accordance with the following schedule (the “Vesting Schedule”):

One hundred percent (100%) of the Units shall vest on the fourth anniversary of the Date of Award. The Units shall not be settled and converted into Shares of Common Stock until twelve (12) months following the date on which the Units vest.

Notwithstanding the foregoing, the vesting of the Units shall accelerate upon any of the following circumstances: (i) fifty percent (50%) of the Units shall vest if the Fair Market Value of the Common Stock equals or exceeds $2.25 for twenty (20) trading days during any consecutive thirty (30) day trading period; and (ii) one hundred percent (100%) of the Units shall vest if the Fair Market Value of the Common Stock equals or exceeds $3.50 for twenty (20) trading days during any consecutive thirty (30) day trading period. The Units shall not be settled and converted into Shares of Common Stock until twelve (12) months following the date on which the Units vest.

In addition, in the event of a Corporate Transaction, (A) for the portion of the Units that are Assumed or Replaced, then such Units automatically shall become fully vested immediately upon termination of the Grantee’s Continuous Service if terminated by the successor company or the Company without Cause or voluntarily by the Grantee with Good Reason within twelve (12) months after the Corporate Transaction; and (B) for the portion of the Units that are neither Assumed nor Replaced, such Units shall automatically become fully vested immediately prior to the specified effective date of such Corporate Transaction. The Units shall be settled and converted into Shares of Common Stock immediately or as soon as practicable following vesting.

In the event of a Change in Control and upon the termination of the Grantee’s Continuous Service if such Continuous Service is terminated by the Company or Related Entity without Cause or voluntarily by the Grantee with Good Reason within twelve (12) months after a Change in Control, each Unit which is at the time outstanding automatically shall become fully vested immediately upon the termination of such Continuous Service. The Units shall be settled and converted into Shares of Common Stock immediately or as soon as practicable following vesting.

For purposes of this Notice and the Agreement, the definition of “Corporate Transaction,” as set forth in the Plan, shall also include any of the following transactions:

(i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii) the complete liquidation or dissolution of the Company;

(iv) any merger or series of related transactions culminating in a merger (including, but not limited to, a tender offer followed by a merger) in which the Company is the surviving entity, but (a) the shares of the Common Stock of the Company outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (b) in which securities possessing more than forty percent (40%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger; or

(v) acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934) of securities possessing more than fifty percent (50%) of the total combined voting power of the outstanding securities of the Company.

For purposes of this Notice, the Agreement and the Plan, “Good Reason” means the occurrence after a Corporate Transaction or Change in Control of any of the following events or conditions unless consented to by the Grantee (and the Grantee shall be deemed to have consented to any such event or condition unless the Grantee provides written notice of the Grantee’s non-acquiescence within 30 days of the effective time of such event or condition) and which are not cured by the Company or its successor entity within thirty (30) days of the Company’s receipt of such notice from the Grantee:

(i) a change in the Grantee’s responsibilities or duties which represents a material and substantial diminution in the Grantee’s responsibilities or duties as in effect immediately preceding the consummation of a Corporate Transaction or Change in Control;

(ii) a reduction in the Grantee’s base salary to a level below that in effect at any time within six (6) months preceding the consummation of a Corporate Transaction or Change in Control or at any time thereafter; provided that an across-the-board reduction in the salary level of substantially all other individuals in positions similar to the Grantee’s by the same percentage amount shall not constitute such a salary reduction; or

(iii) requiring the Grantee to be based at any place outside a 50-mile radius from the Grantee’s job location or residence prior to the Corporate Transaction or Change in Control except for reasonably required travel on business which is not materially greater than such travel requirements prior to the Corporate Transaction or Change in Control.

In the event of the Grantee’s change in status from Employee to Consultant or Director, the determination of whether such change in status results in a termination of Continuous Service will be determined in accordance with Section 409A of the Code.

During any authorized leave of absence, the vesting of the Units as provided in this schedule shall be suspended (to the extent permitted under Section 409A of the Code) after the leave of absence exceeds a period of three (3) months. The Vesting Schedule of the Units shall be extended by the length of the suspension. Vesting of the Units shall resume upon the Grantee’s termination of the leave of absence and return to service to the Company or a Related Entity; provided, however, that if the leave of absence exceeds six (6) months, and a return to service upon expiration of such leave is not guaranteed by statute or contract, then (a) the Grantee’s Continuous Service shall be deemed to terminate on the first date following such six-month period and (b) the Grantee will forfeit the Units that are unvested on the date of the Grantee’s termination of Continuous Service. An authorized leave of absence shall include sick leave, military leave, or other bona fide leave of absence (such as temporary employment by the government). Notwithstanding the foregoing, with respect to a leave of absence due to any medically determinable physical or mental impairment of the Grantee that can be expected to result in death or can be expected to last for a continuous period of not less than six (6) months, where such impairment causes the Grantee to be unable to perform the duties of the Grantee’s position of employment or substantially similar position of employment, a twenty-nine (29) month period of absence shall be substituted for such six (6) month period above.

For purposes of this Notice and the Agreement, the term “vest” shall mean, with respect to any Units, that such Units are no longer subject to forfeiture to the Company. If the Grantee would become vested in a fraction of a Unit, such Unit shall not vest until the Grantee becomes vested in the entire Unit.

Vesting shall cease upon the date the Grantee terminates Continuous Service for any reason, including death or Disability. In the event the Grantee terminates Continuous Service for any reason, including death or Disability, any unvested Units held by the Grantee immediately upon such termination of the Grantee’s Continuous Service shall be forfeited and deemed reconveyed to the Company and the Company shall thereafter be the legal and beneficial owner of such reconveyed Units and shall have all rights and interest in or related thereto without further action by the Grantee.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Award is to be governed by the terms and conditions of this Notice, the Plan, and the Agreement.

Credence Systems Corporation, a Delaware corporation

By:
Title:
Date:

THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE UNITS SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE GRANTEE’S CONTINUOUS SERVICE OR AS OTHERWISE SPECIFICALLY PROVIDED HEREIN (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OR ACQUIRING SHARES HEREUNDER). THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE AGREEMENT, NOR IN THE PLAN, SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO CONTINUATION OF THE GRANTEE’S CONTINUOUS SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE GRANTEE’S CONTINUOUS SERVICE AT ANY TIME, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE. THE GRANTEE ACKNOWLEDGES THAT UNLESS THE GRANTEE HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY TO THE CONTRARY, THE GRANTEE’S STATUS IS AT WILL.

Grantee Acknowledges and Agrees:

The Grantee acknowledges receipt of a copy of the Plan and the Agreement and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Notice, the Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice and fully understands all provisions of this Notice, the Agreement and the Plan. The Grantee further agrees and acknowledges that this Award is a non-elective arrangement pursuant to Section 409A of the Code.

The Grantee further acknowledges that, from time to time, the Company may be in a “blackout period” and/or subject to applicable federal securities laws that could subject the Grantee to liability for engaging in any transaction involving the sale of the Company’s Shares. The Grantee further acknowledges and agrees that, prior to the sale of any Shares acquired under this Award, it is the Grantee’s responsibility to determine whether or not such sale of Shares will subject the Grantee to liability under insider trading rules or other applicable federal securities laws.

The Grantee understands that the Award is subject to the Grantee’s consent to access this Notice, the Agreement, the Plan and the Plan prospectus (collectively, the “Plan Documents”) in electronic form on the Company’s intranet or the website of the Company’s designated brokerage firm, if applicable. By signing below (or providing an electronic signature by clicking below) and accepting the grant of the Award, the Grantee: (i) consents to access electronic copies (instead of receiving paper copies) of the Plan Documents via the Company’s intranet or the website of the Company’s designated brokerage firm, if applicable; (ii) represents that the Grantee has access to the Company’s intranet or the website of the Company’s designated brokerage firm, if applicable; (iii) acknowledges receipt of electronic copies, or that the Grantee is already in possession of paper copies, of the Plan Documents; and (iv) acknowledges that the Grantee is familiar with and accepts the Award subject to the terms and provisions of the Plan Documents.

The Company may, in its sole discretion, decide to deliver any Plan Documents by electronic means or request the Grantee’s consent to participate in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

The Grantee hereby agrees that all questions of interpretation and administration relating to this Notice, the Plan and the Agreement shall be resolved by the Administrator in accordance with Section 9 of the Agreement. The Grantee further agrees to the venue and jurisdiction selection in accordance with Section 10 of the Agreement. The Grantee further agrees to notify the Company upon any change in his or her residence address indicated in this Notice.

Date:
Grantee’s Signature

Grantee’s Printed Name

Address

City, State & Zip

Award Number:

CREDENCE SYSTEMS CORPORATION

2005 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

1. Issuance of Units. Credence Systems Corporation, a Delaware corporation (the “Company”), hereby issues to the Grantee (the “Grantee”) named in the Notice of Restricted Stock Unit Award (the “Notice”) an award (the “Award”) of the Total Number of Restricted Stock Units Awarded set forth in the Notice (the “Units”), subject to the Notice, this Restricted Stock Unit Agreement (the “Agreement”) and the terms and provisions of the Credence Systems Corporation 2005 Stock Incentive Plan, as amended from time to time (the “Plan”), which is incorporated herein by reference. Unless otherwise provided herein, the terms in this Agreement shall have the same meaning as those defined in the Plan.

2. Transfer Restrictions. The Units may not be transferred in any manner other than by will or by the laws of descent and distribution.

3. Conversion of Units and Issuance of Shares.

(a) General. Subject to Sections 3(b) and 3(c), one share of Common Stock shall be issuable for each Unit subject to the Award (the “Shares”) on the date that is twelve (12) months following the vesting of the Units if such vesting occurs on the fourth (4th) anniversary of the Date of Award or upon achievement of the Fair Market Value targets set forth in the Notice. If vesting occurs due to a Corporate Transaction in which the Units are Assumed or Replaced as set forth in the Notice, one Share shall be issuable for each Unit at the time represented by the Award immediately upon termination of the Grantee’s Continuous Service if such Continuous Service is terminated within twelve (12) months after such Corporate Transaction (i) by the successor company or the Company without Cause or (ii) voluntarily by the Grantee with Good Reason. If vesting occurs due to a Corporate Transaction in which the Units are neither Assumed nor Replaced, one Share shall be issuable for each Unit at the time represented by the Award immediately prior to the specified effective date of such Corporate Transaction. If vesting occurs due to a Change in Control, one Share shall be issuable for each Unit at the time represented by the Award upon the termination of the Grantee’s Continuous Service if is terminated within twelve (12) months after such Change in Control (x) by the Company or Related Entity without Cause or (y) voluntarily by the Grantee with Good Reason. Immediately after any of the foregoing events, or as soon as administratively feasible, the Company will transfer the appropriate number of Shares to the Grantee after satisfaction of any required tax or other withholding obligations. Notwithstanding anything in this Agreement to the contrary, the Company may, in its sole discretion, make a cash payment in lieu of the issuance of Shares as provided herein in an amount equal to the value of one share of Common Stock multiplied by the number of Units subject to the Award.

(b) Delay of Conversion. The conversion of the Units into the Shares under Section 3(a) above, shall be delayed in the event the Company reasonably anticipates that the issuance of the Shares would constitute a violation of federal securities laws or other Applicable Law. If the conversion of the Units into the Shares is delayed by the provisions of this Section 3(b), the conversion of the Units into the Shares shall occur at the earliest date at which the Company reasonably anticipates issuing the Shares will not cause a violation of federal securities laws or other Applicable Law. For purposes of this Section 3(b), the issuance of Shares that would cause inclusion in gross income or the application of any penalty provision or other provision of the Code is not considered a violation of Applicable Law.

(c) Delay of Issuance of Shares. The Company shall delay the issuance of any Shares under this Section 3 to the extent necessary to comply with Section 409A(a)(2)(B)(i) of the Code (relating to payments made to certain “specified employees” of certain publicly-traded companies); in such event, any Shares to which the Grantee would otherwise be entitled during the six (6) month period following the date of the Grantee’s termination of Continuous Service will be issuable on the first business day following the expiration of such six (6) month period.

4. Right to Shares. The Grantee shall not have any right in, to or with respect to any of the Shares (including any voting rights or rights with respect to dividends paid on the Common Stock) issuable under the Award until the Award is settled by the issuance of such Shares to the Grantee.

5. Accelerated Conversion of Units and Issuance of Shares. The following circumstances shall permit an accelerated conversion of the Units and the issuance of Shares prior to a Corporate Transaction or Change in Control:

(a) Unforeseeable Emergency. In the event of an Unforeseeable Emergency, the Administrator may, in its sole discretion, permit the conversion of vested Units and the corresponding issuance of the number of Shares to the Grantee equal in value to an amount no greater than the amount necessary to satisfy the emergency plus any taxes reasonably anticipated as a result of the distribution. For purposes of this Section 5(a), “Unforeseeable Emergency” shall mean an unforeseeable emergency as defined in Code Section 409(a)(2)(B)(ii)(I) (as limited by Code Section 409A(a)(2)(B)(ii)(II)), the regulations thereunder, and any other published interpretive authority, as issued or amended from time to time.

(b) Domestic Relations Order. In its sole discretion, the Administrator may permit acceleration of the time or schedule for the conversion of vested Units and corresponding issuance of the Shares to an individual other than the Grantee as may be necessary to fulfill a domestic relations order (as defined in Code Section 414(p)(1)(B)).

(c) Conflict of Interest. In its sole discretion, the Administrator may permit acceleration of the time or schedule for the conversion of vested Units and corresponding issuance of the Shares as may be necessary to comply with certain ethics rules as provided in Treasury Regulation Section 1.409A-3(j)(4)(iii).

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(d) Income Inclusion under Section 409A of the Code. To the extent permitted under Code Section 409A, in its sole discretion, the Administrator may permit acceleration of the time or schedule for the conversion of vested Units and corresponding issuance of the Shares at any time this Agreement fails to meet the requirements of Section 409A of the Code and the corresponding regulations. Notwithstanding the foregoing, the accelerated distribution of Shares upon conversion of vested Units to the Grantee under this Section 5(d) shall not exceed the number of Shares with a value equal to the amount required to be included as income by the Grantee as a result of the failure to meet the requirements of Section 409A of the Code and the corresponding regulations.

(e) Dissolution or Bankruptcy. To the extent permitted under Code Section 409A, the Administrator shall have the authority, in its sole discretion, to terminate this Agreement and convert vested Units into a distribution of Shares to the Grantee for all of the Shares subject to this Agreement or, if applicable, to his or her beneficiary within twelve (12) months of a corporate dissolution taxed under Section 331 of the Code or with the approval of a bankruptcy court pursuant to 11 U.S.C. §503(b)(1)(a). Any unvested Units shall be forfeited upon such termination of this Agreement. The total value of the accelerated distribution of Shares under this Section 5(e) must be included in the Grantee’s gross income in the latest of:

(i) The calendar year in which the Agreement is terminated; or

(ii) The calendar year in which the issuance of the Shares is administratively practicable.

(f) Termination of the Agreement by the Company. To the extent permitted under Code Section 409A, the Administrator shall have the authority, in its sole discretion, to terminate this Agreement and convert vested Units into a distribution of Shares to the Grantee for all of the Shares subject to this Agreement to the Grantee or, if applicable, to his or her beneficiary provided that:

(i) The termination and liquidation does not occur proximate to a downturn in the financial health of the Company;

(ii) The Company terminates and liquidates all arrangements sponsored by the Company that would be aggregated with any terminated and liquidated arrangements under Treasury Regulation Section 1.409A-1(c) and all other published interpretative authority as issued or amended from time to time if the Grantee had deferrals of compensation under all of the arrangements that are terminated and liquidated;

(iii) No payments or issuance of Shares (other than payments or issuance of Shares hereunder that would have been paid if the termination had not occurred) are made within twelve (12) months of the termination of this Agreement;

(iv) All payments and issuance of Shares subject to this Agreement are made within twenty-four (24) months of the date the Company takes all necessary action to irrevocably terminate and liquidate this Agreement; and

(v) The Company does not adopt a new arrangement that would be aggregated with any terminated and liquidated arrangements under Treasury Regulation Section 1.409A-1(c) if the Grantee participated in both arrangements, at any time within three (3) years following the date the Company takes all necessary action to irrevocably terminate and liquidate this Agreement.

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6. Taxes.

(a) Tax Liability. The Grantee is ultimately liable and responsible for all taxes owed by the Grantee in connection with the Award, regardless of any action the Company or any Related Entity takes with respect to any tax withholding obligations that arise in connection with the Award. Neither the Company nor any Related Entity makes any representation or undertaking regarding the treatment of any tax withholding in connection with any aspect of the Award, including the grant, vesting, assignment, release or cancellation of the Units, the delivery of Shares, the subsequent sale of any Shares acquired upon vesting and the receipt of any dividends or dividend equivalents. The Company does not commit and is under no obligation to structure the Award to reduce or eliminate the Grantee’s tax liability.

(b) Payment of Withholding Taxes. Prior to any event in connection with the Award (e.g., vesting or later settlement of Units) that the Company determines may result in any tax withholding obligation, whether United States federal, state, local or non-U.S., including any social insurance, employment tax, payment on account or other tax-related obligation (the “Tax Withholding Obligation”), the Grantee must arrange for the satisfaction of the minimum amount of such Tax Withholding Obligation in a manner acceptable to the Company.

(i) By Share Withholding. If permissible under Applicable Law, the Grantee authorizes the Company to, upon the exercise of its sole discretion, withhold from those Shares otherwise issuable to the Grantee the whole number of Shares sufficient to satisfy the minimum applicable Tax Withholding Obligation. The Grantee acknowledges that the withheld Shares may not be sufficient to satisfy the Grantee’s minimum Tax Withholding Obligation. Accordingly, the Grantee agrees to pay to the Company or any Related Entity as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by the withholding of Shares described above.

(ii) By Sale of Shares. Unless the Grantee determines to satisfy the Tax Withholding Obligation by some other means in accordance with clause (iii) below, the Grantee’s acceptance of this Award constitutes the Grantee’s instruction and authorization to the Company and any brokerage firm determined acceptable to the Company for such purpose to, upon the exercise of Company’s sole discretion, sell on the Grantee’s behalf a whole number of Shares from those Shares issuable to the Grantee as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the minimum applicable Tax Withholding Obligation. Such Shares will be sold on the day such Tax Withholding Obligation arises (e.g., a vesting date) or as soon thereafter as practicable. The Grantee will be responsible for all broker’s fees and other costs of sale, and the Grantee agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. To the extent the proceeds of such sale exceed the Grantee’s minimum Tax Withholding Obligation, the Company agrees to pay such excess in cash to the Grantee. The Grantee acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the Grantee’s minimum Tax Withholding Obligation. Accordingly, the Grantee agrees to pay to the Company or any Related Entity as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by the sale of Shares described above.

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(iii) By Check, Wire Transfer or Other Means. At any time not less than five (5) business days (or such fewer number of business days as determined by the Administrator) before any Tax Withholding Obligation arises (e.g., a vesting date), the Grantee may elect to satisfy the Grantee’s Tax Withholding Obligation by delivering to the Company an amount that the Company determines is sufficient to satisfy the Tax Withholding Obligation by (x) wire transfer to such account as the Company may direct, (y) delivery of a certified check payable to the Company, or (z) such other means as specified from time to time by the Administrator.

Notwithstanding the foregoing, prior to any vesting event of the Units in which there is a twelve (12) month delay in the issuance of the Shares (as set forth in Section 3(a) above) from the date of such vesting, the Grantee must satisfy his or her Tax Withholding Obligation with respect to Medicare and Social Security taxes (to the extent the Grantee has not yet reached the maximum Social Security wage limit for the year in which the Units vest) by cash, check or wire transfer as described in Section 6(b)(iii) hereof. In addition, the Company or a Related Entity also may satisfy any Tax Withholding Obligation by offsetting any amounts (including, but not limited to, salary, bonus and severance payments) payable to the Grantee by the Company and/or a Related Entity. Furthermore, in the event of any determination that the Company has failed to withhold a sum sufficient to pay all withholding taxes due in connection with the Award, the Grantee agrees to pay the Company the amount of such deficiency in cash within five (5) days after receiving a written demand from the Company to do so, whether or not the Grantee is an employee of the Company at that time. The Company shall report the value of the Units as required on a Form W-2 or an a Form 1099 as appropriate.

7. Entire Agreement; Governing Law. The Notice, the Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. These agreements are to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. Should any provision of the Notice or this Agreement be determined to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

8. Construction. The captions used in the Notice and this Agreement are inserted for convenience and shall not be deemed a part of the Award for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

9. Administration and Interpretation. Any question or dispute regarding the administration or interpretation of the Notice, the Plan or this Agreement shall be submitted by the Grantee or by the Company to the Administrator. The resolution of such question or dispute by the Administrator shall be final and binding on all persons.

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10. Venue and Jurisdiction. The parties agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Agreement shall be brought exclusively in the United States District Court for the Northern District of California (or should such court lack jurisdiction to hear such action, suit or proceeding, in a California state court in the County of Santa Clara) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. If any one or more provisions of this Section 10 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

11. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.

12. Amendment and Delay to Meet the Requirements of Section 409A. The Grantee acknowledges that the Company, in the exercise of its sole discretion and without the consent of the Grantee, may amend or modify this Agreement in any manner and delay the issuance of any Shares issuable pursuant to this Agreement to the minimum extent necessary to meet the requirements of Section 409A of the Code as amplified by any Treasury regulations or guidance from the Internal Revenue Service as the Company deems appropriate or advisable. In addition, the Company makes no representation that the Award will comply with Section 409A of the Code and makes no undertaking to prevent Section 409A of the Code from applying to the Award or to mitigate its effects on any deferrals or payments made in respect of the Units. The Grantee is encouraged to consult a tax adviser regarding the potential impact of Section 409A of the Code.

END OF AGREEMENT

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